SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

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                               FORM 8-K

                            CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



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   Date of report (Date of earliest event reported) January 1, 2002




              RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.
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        (Exact name of registrant as specified in its charter)




    Delaware                   0-16856                  13-3368726
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(State or other             (Commission            (I.R.S. Employer
jurisdiction of              File Number)          Identification No.)
incorporation or
organization)




     1175 West Moana Lane
          Reno, Nevada                                89509
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(Address of principal executive offices)           (Zip Code)




                            (775) 825-3355
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         (Registrant's telephone number, including area code)




            7 Bulfinch Place, Boston, Massachusetts  02114
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     (Former name or former address, if changed since last report)








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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     As of January 1, 2002, Maxum LLC, a Nevada limited liability company ("Maxum"), acquired the managing general partner interest and the associate general partner interest in Resources Accrued Mortgage Investors 2 L.P. (the "Registrant") from RAM Funding, Inc. ("RAM Funding") and Presidio AGP Corp. ("Presidio AGP"), respectively, pursuant to the General and Limited Partner Interest Assignment Agreement (the "Agreement"), dated as of October 10, 2001, between Maxum, Western Real Estate Investments, LLC, a Delaware limited liability company and an affiliate of Maxum ("Western"), RAM Funding and Presidio AGP as well as Presidio Capital Investment Company LLC, Presidio Partnership II Corp. and Bighorn Associates LLC, each of which is affiliated with RAM Funding and Presidio AGP Corp. and was a limited partner of the Registrant prior to January 1, 2002 (the "Former LPs"). Also pursuant to the Agreement, as of January 1, 2002, Western purchased all of the units of limited partner interest in the Registrant owned by the Former LPs ("Former LP Units").

     As provided by the Agreement, the purchase price for the managing and associate general partner interests in the Registrant was an aggregate of $1,000,000 and the purchase price for the Former LP Units was an aggregate of $4,395,181.46. Each of Maxum and Western paid the full amount of the purchase price for the interests or Former LP Units it purchased out of working capital as of January 1, 2002. However, the Former LPs have retained the right to receive all amounts payable (from third parties only and not including distributions of the Registrant's funds) with respect to the Former LP Units transferred by them to Western and any units of limited partner interest of the Registrant owned by Maxum or its affiliates, in accordance with the terms of any settlement of the class action lawsuit action commenced by Dr. Warren Heller, on behalf of himself and others similarly situated, against RAM Funding, Presidio AGP, NorthStar Capital Investment Corp. and Charbird Enterprises, LLC, defendants, and the Registrant, as nominal defendant, in the Delaware Court of Chancery (the "Class Action"). In addition, the Former LPs have retained the right to vote their respective Former LP Units solely upon the terms of any proposed settlement of the Class Action.

     As a result of the transactions described above, Maxum owns 100% of the general partner interests in the Registrant and Western beneficially owns approximately 36.2% of the outstanding units of limited partner interest in the Registrant, on the date hereof. In addition, Ben Farahi, the manager of Maxum and Western, beneficially owns additional units of limited partner interest in the Registrant constituting less than 1% of the outstanding units of limited partner interest in the Registrant.

     Pursuant to the Agreement, RAM Funding has been admitted as a non-equity special manager of Maxum whose only right is to have the sole and exclusive authority to settle the Class Action; however, RAM Funding is not entitled to enter into any settlement agreement with respect to the Class Action if the Registrant is required to make any settlement payment unless such proposed payment by the Registrant is agreed to by Maxum. Upon dismissal of the Class Action, RAM Funding will be removed as the special manager.

     In connection with the transfer of the Registrant's general partner interests to Maxum, the principal executive offices of the Registrant have been moved to 1175 W. Moana Lane, Reno, Nevada 89509, and the Registrant's telephone number has been changed to (775) 825-3355.












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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

     Not applicable.


(b)  Pro forma financial information.

     Not applicable.


(c)  Exhibits.

     See Exhibit Index attached.























































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                              SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 24th day of January, 2002.



                            Resources Accrued Mortgage Investors 2 L.P.

                            By:   Maxum LLC
                                  Its General Partner



                                  By:  /s/ Ben Farahi
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                                       Ben Farahi, Manager



















































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                             EXHIBIT INDEX

EXHIBIT
NUMBER     DOCUMENT
-------    --------

  2.1 General and Limited Partner Interest Assignment Agreement, dated as of October 10, 2001, between Maxum LLC, Western Real Estate Investments, LLC, RAM Funding, Inc., Presidio AGP Corp., Presidio Capital Investment Company LLC, Presidio Partnership II Corp. and Bighorn Associates LLC.